                                                                    EXHIBIT 99.3


                                SHARE OPTION AGREEMENT

     THIS SHARE OPTION AGREEMENT (the "Option Agreement") is entered into as of February 28, 1999, by and between NEXSTAR PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and GILEAD SCIENCES, INC., a Delaware corporation (the "Grantee").

                                       RECITALS

     A. The Grantee, Gazelle Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Grantee ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger of even date herewith (as amended from time to time, the "Merger Agreement"), which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger").

     B. As a condition to the willingness of the Grantee to enter into the Merger Agreement, the Grantee has required that the Company enter into, and in order to induce the Grantee to enter into the Merger Agreement, the Company desires to enter into, this Option Agreement.

                                      AGREEMENT

     The parties to this Option Agreement, intending to be legally bound, agree as follows:

     1. CERTAIN DEFINITIONS. Capitalized terms used but not defined in this Option Agreement shall have the meanings ascribed to such terms in the Merger Agreement.

     2. GRANT OF OPTION. The Company hereby grants to the Grantee an irrevocable option (the "Option") to purchase, out of the authorized but unissued Company Common Stock, a number of shares of Company Common Stock equal to up to 19.9% of the shares of Company Common Stock outstanding as of the date hereof (as adjusted as set forth herein, the "Option Shares"), at a price per Option Share equal to the Exercise Price. For purposes of this Option Agreement, the "Exercise Price" shall be equal to $17.48 (subject to adjustment as set forth herein).

     3. TERM. The Option shall terminate on the earliest of the following dates (the "Termination Date"): (a) the date on which the Merger becomes effective; (b) the first anniversary of the date on which the Grantee receives written notice from the Company of the occurrence of an Exercise Event (as defined in Section 4(b)); or (c) the date on which the Merger Agreement is validly terminated pursuant to Section 6.1 thereof, if an Exercise Event shall not have occurred on or prior to such date; PROVIDED, HOWEVER, that with respect to clause (b) of this sentence, if the Option cannot be exercised on such first anniversary by reason of any applicable law, regulation, order, judgment, decree or other legal impediment, then the Termination Date shall be extended until the date 30 days after the date on which such impediment is removed. The rights and obligations set forth in Sections 8 and 9 shall not terminate on the Termination Date, but shall extend to such time as is provided in those Sections.

     4.   EXERCISE OF OPTION.

          (a) The Grantee may exercise the Option, in whole or in part, at any time and from time to time on or before the Termination Date following the occurrence of an Exercise Event (as defined in Section 4(b)). Notwithstanding the occurrence of the Termination Date, the Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the Termination Date.

          (b) As used herein, an "Exercise Event" shall be deemed to have occurred if the Grantee shall have the right to terminate the Merger Agreement:

               (i) pursuant to Section 6.1(c) thereof and a Takeover Proposal shall have been previously disclosed, announced, commenced, submitted or made; or

               (ii) pursuant to Section 6.1(g) or 6.1(h) thereof.

          (c) In the event the Grantee wishes to exercise the Option with respect to any Option Shares, the Grantee shall send to the Company a written notice (the date of which being herein referred to as the "Notice Date") specifying: (i) the number of Option Shares the Grantee will purchase; (ii) the place at which such Option Shares are to be purchased; and (iii) the date on which such Option Shares are to be purchased, which shall not be earlier than two business days nor later than twenty business days after the Notice Date.
The closing of the purchase of such Option Shares (the "Closing") shall take place at the place specified in such written notice and on the date specified in such written notice (the "Closing Date"); PROVIDED, HOWEVER, that: (A) if such purchase cannot be consummated by reason of any applicable law, regulation, order, judgment, decree or other legal impediment, the Closing Date may be extended by the Grantee to a date not more than 30 days after the date on which such impediment is removed; and (B) if prior notification to or approval of any governmental authority is required (or if any waiting period must expire or be terminated) in connection with such purchase, the Company shall promptly cause to be filed the required notice or application for approval and shall expeditiously process the same (and the Company shall cooperate with the Grantee in the filing of any such notice or application required to be filed by the Grantee and the obtaining of any such approval required to be obtained by the Grantee), and the Closing Date may be extended by the Grantee to a date not more than 30 days after the date on which any required notification has been made, approval has been obtained or waiting period has expired or been terminated.

          (d) Notwithstanding Section 4(c), so long as the Company shall have fully complied with all of its obligations under this Option Agreement, in no event shall any Closing Date be more than 12 months after the related Notice Date, and, if the Closing Date shall not have occurred within 12 months after the related Notice Date, the exercise of the Option effected on the Notice Date shall be deemed to have expired.

     5.   PAYMENT AND DELIVERY OF CERTIFICATES.

          (a) On each Closing Date, the Grantee shall pay to the Company in immediately available funds by wire transfer to a bank account designated by the Company an amount equal to the Exercise Price multiplied by the number of Option Shares to be purchased on such Closing Date.

          (b) At each Closing, simultaneously with the delivery of immediately available funds as provided in Section 5(a), the Company shall deliver to the Grantee a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens, security interests, charges or other encumbrances ("Encumbrances").

          (c) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend that shall read substantially as follows:

          THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A SHARE OPTION AGREEMENT DATED AS OF FEBRUARY 28, 1999. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR.

A new certificate or certificates evidencing the same number of shares of the Company Common Stock will be issued to the Grantee in lieu of the certificate bearing the above legend, and such new certificate shall not bear such legend, insofar as it applies to the Securities Act, if the Grantee shall have delivered to the Company a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to the Company and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     6.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

          (a) In the event of any change in the Company Common Stock by reason of a stock divided, split-up, combination, recapitalization, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that the Grantee shall receive upon exercise of the Option the same class and number of outstanding shares or other securities or property that Grantee would have received in respect of the Company Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. If any additional shares of Company Common Stock are issued after the date of this Option Agreement (other than pursuant to an event described in the first sentence of this Section 6(a)), the number of shares of Company Common Stock then remaining subject to the Option shall be adjusted so that, after such issuance of additional shares, such number of shares then remaining subject to the Option, together with any shares theretofore issued pursuant to the Option, equals 19.9% of the number of shares of the Company Common Stock then issued and outstanding.

          (b) If the Company shall enter into an agreement (i) to consolidate, exchange, shares or merge with any Person, other than the Grantee or one of the Grantee's subsidiaries, and, in the case of a merger, shall not be the continuing or surviving corporation, (ii) to permit any Person, other than the Grantee or one of the Grantee's subsidiaries, to merge into the Company and the Company shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Company Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other Person or cash or any other property, or the shares of Company Common Stock outstanding immediately before such merger shall after such merger represent less than 50% of the common shares and common share equivalents of the Company outstanding immediately after the merger, or (iii) to sell, lease or otherwise transfer all or substantially all of its assets to any Person, other than the Grantee or one of the Grantee's subsidiaries, then, and in each such case, proper provision shall be made in the agreement governing such transactions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, become exercisable for the stock, securities, cash or other property that would have been received by the Grantee if the Grantee had exercised this Option immediately prior to such transaction or the record date for determining the stockholders entitled to participate therein, as appropriate.

          (c) The provisions of Sections 7, 8 and 9 shall apply with appropriate adjustments to any securities for which the Option becomes exercisable pursuant to this Section 6.

     7.   REPURCHASE AT THE OPTION OF GRANTEE.

          (a) At any time on or prior to the Termination Date, at the request of the Grantee made at any time after the first Exercise Event and ending on the first anniversary thereof (the "Put Period"), the Company (or any successor thereto) shall repurchase from the Grantee (i) that portion of the Option that then remains unexercised and (ii) all (but not less than all) of the shares of Company Common Stock purchased by the Grantee pursuant hereto and with respect to which the Grantee then has beneficial ownership. The date on which the Grantee exercises its rights under this Section 7 is referred to as the "Grantee Request Date." Such repurchase shall be at an aggregate price (the "Section 7 Repurchase Consideration") equal to the sum of:

               (i) the aggregate exercise price paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by the Grantee for any Option Shares as to which the Option has theretofore been exercised and with respect to which the Grantee then has beneficial ownership or has exercised the right to acquire beneficial ownership;

               (ii) the excess, if any, of the Applicable Price (as defined in Section 7(c)), over the Exercise Price (subject to adjustment pursuant to
     Section 6) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by the Grantee for each Option Share as to which the Option has been exercised and with respect to which the Grantee then has beneficial ownership, multiplied by the number of such shares; and

               (iii) the excess, if any, of (x) the Applicable Price for each share of Company Common Stock over (y) the Exercise Price (subject to adjustment pursuant to Section 6), multiplied by the number of Option Shares as to which the Option has not been exercised.

          (b) If the Grantee exercises its rights under this Section 7, the Company shall, within five business days after the Grantee Request Date, pay the
Section 7 Repurchase Consideration to the Grantee in immediately available funds, and the Grantee shall surrender to the Company the Option and the certificates evidencing the shares of Company Common Stock purchased thereunder with respect to which the Grantee then has beneficial ownership, and the Grantee shall warrant to the Company that, immediately prior to the repurchase thereof pursuant to this Section 7, the Grantee had sole record and beneficial ownership of such shares and that such shares were then held free and clear of all Encumbrances.

          (c) For purposes of this Option Agreement, the "Applicable Price" means the highest of (i) the highest purchase price per share paid pursuant a tender or exchange offer made for shares of Company Common Stock after the date hereof and on or prior to the Grantee Request Date, (ii) the price per share to be paid by any third Person for shares of Company Common Stock pursuant to an agreement for a merger or other business combination transaction with the Company entered into on or prior to the Grantee Request Date, or (iii) the highest bid price per share of Company Common Stock as quoted on The Nasdaq National Market (or if Company Common Stock is not quoted on The Nasdaq National Market, the highest bid price per share as quoted on any other market comprising a part of The Nasdaq Stock Market or, if the shares of Company Common Stock are not quoted thereon, on the principal trading market (as defined in Regulation M under the Exchange Act) on which such shares are traded as reported by a recognized source) during the 60 business days preceding the Grantee Request Date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by the Grantee and reasonably acceptable to the Company, which determination shall be conclusive for all purposes of this Option Agreement.

     8.   REGISTRATION RIGHTS.

          (a) The Company shall, if requested by the Grantee at any time and from time to time within two years of the first exercise of the Option (the "Registration Period"), as expeditiously as practicable, prepare, file and cause to be made effective up to two registration statements under the Securities Act if such registration is necessary or desirable in order to permit the offering, sale and delivery of any or all shares of Company Common Stock or other securities that have been acquired by or are issuable to the Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Grantee, including, at the sole discretion of the Company, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and the Company shall use all reasonable efforts to qualify such shares or other securities under any applicable state securities laws. Without the Grantee's prior written consent, no other securities may be included in any such registration. The Company shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties that are required therefor and to keep such registration effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be as reasonably necessary to effect such sale or other disposition. The obligations of the Company hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 60 days in the aggregate if the Board of Directors of the Company shall have determined in good faith that the filing of such registration or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect the Company. For purposes of determining whether two requests have been made under this
Section 8, only requests relating to a registration statement that has become effective under the Securities Act and pursuant to which the Grantee has disposed of all shares covered thereby in the manner contemplated therein shall be counted.

          (b) The expenses associated with the preparation and filing of any such registration statement pursuant to this Section 8 and any sale covered thereby (including any fees related to blue sky qualifications and filing fees in respect of the National Association of Securities Dealers, Inc.) ("Registration Expenses") shall be for the account of the Company except for underwriting discounts or commissions or brokers' fees in respect to shares to be sold by the Grantee and the fees and disbursement of the Grantee's counsel; PROVIDED, HOWEVER, that the Company shall not be required to pay for any Registration Expenses with respect to such registration if the registration request is subsequently withdrawn at the request of the Grantee unless the Grantee agrees to forfeit its right to request one registration; AND PROVIDED FURTHER that, if at the time of such withdrawal the Grantee has learned of a material adverse change in the results of operations, condition (financial or other), business or prospects of the Company from that known to the Grantee at the time of its request and has withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Grantee shall not be required to pay any of such expenses and shall retain all remaining rights to request registration.

          (c) The Grantee shall provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. If during the Registration Period the Company shall propose to register under the Securities Act the offering, sale and delivery of Company Common Stock for cash for its own account or for any other the Company of the Company pursuant to a firm underwriting, it shall, in addition to the Company's other obligations under this Section 8, allow the Grantee the right to participate in such registration provided that the Grantee participates in the underwriting; PROVIDED, HOWEVER, that, if the managing underwriter of such offering advises the Company in writing that in its opinion the number of shares of Company Common Stock requested to be included in such registration exceeds the number that can be sold in such offering, the Company shall, after fully including therein all securities to be sold by the Company, include the shares requested to be included therein by Grantee pro rata (based on the number of shares intended to be included therein) with the shares intended to be included therein by Persons other than the Company. In connection with any offering, sale and delivery of Company Common Stock pursuant to a registration statement effected pursuant to this Section 8, the Company and the Grantee shall provide each other and each underwriter of the offering with customary representations, warranties and covenants, including covenants of indemnification and contribution.

     9. FIRST REFUSAL. At any time after the first occurrence of an Exercise Event and prior to the second anniversary of the first purchase of shares of Company Common Stock pursuant to the Option, if the Grantee shall desire to sell, assign, transfer or otherwise dispose of all or any of the Option Shares or other securities acquired by it pursuant to the Option, it shall give the Company written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase such shares or other securities signed by such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by the Grantee to the Company, which may be accepted, in whole but not in part, within ten business days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which the Grantee is proposing to transfer such shares or other securities to such transferee. The purchase of any such shares or other securities by the Company shall be settled within ten business days of the date of the acceptance of the offer and the purchase price shall be paid to the Grantee in immediately available funds. If the Company shall fail or refuse to purchase all the shares or other securities covered by an Offeror's Notice, the Grantee may, within sixty days from the date of the Offeror's Notice, sell all but not less them all, of such shares or other securities to the proposed transferee at no less than the price specified and on terms no more favorable than those set forth in the Offeror's Notice; PROVIDED, HOWEVER, that the provisions of this sentence shall not limit the rights the Grantee may otherwise have if the Company has accepted the offer contained in the Offeror's Notice and wrongfully refuses to purchase the shares or other securities subject thereto. The requirements of this Section 9 shall not apply to (a) any disposition as a result of which the proposed transferee would own beneficially not more than 4.9% of the outstanding voting power of the Company, (b) any disposition of Company Common Stock or other securities by a Person to whom the Grantee has assigned its rights under the Option with the consent of the Company, (c) any sale by means of a public offering registered under the Securities Act or (d) any transfer to a wholly owned subsidiary of the Grantee which agrees in writing to be bound by the terms hereof.

     10. PROFIT LIMITATION. Notwithstanding any provision to the contrary contained in this Option Agreement, the Grantee may not exercise its rights pursuant to this Option Agreement in a manner that would result in a cash payment to the Grantee of an aggregate amount under this Option Agreement and under Section 7.1(c) of the Merger Agreement of more than the sum of (a) the aggregate exercise price paid by the Grantee for any Option Shares as to which the Option has theretofore been exercised, PLUS (b) $18,000,000, it being understood and agreed that to the extent that any amount is paid by the Company to the Grantee pursuant to this Option Agreement, the fee payable pursuant to Section 7(c) of the Merger Agreement shall be reduced appropriately so that the aggregate amount payable by the Company under this Option Agreement and Section 7(c) of the Merger Agreement shall not exceed such sum.

     11. LISTING. If at the time of the occurrence of an Exercise Event the Company Common Stock is (or any other securities subject to the Option are) then listed on The Nasdaq National Market or on any other market or exchange, the Company, upon the occurrence of an Exercise Event, shall promptly file an application to list on The Nasdaq National Market and on such other market or exchange the shares of the Company Common Stock or other securities then subject to the Option, and shall use all reasonable efforts to cause such listing application to be approved as promptly as practicable.

     12. REPLACEMENT OF AGREEMENT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Option Agreement, if mutilated, the Company will execute and deliver a new Option Agreement of like tenor and date.

     13.  MISCELLANEOUS.

          (a) EXTENSION; WAIVER. At any time prior to the Termination Date, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, or (ii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Except as provided in this Option Agreement, no action taken pursuant to this Option Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained in this Option Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

          (b) NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Option Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

                         if to the Company, to it at:

                         NeXstar Pharmaceuticals, Inc.
                         2860 Wilderness Place
                         Boulder, Colorado 80301
                         Attention: Chief Financial Officer
                         Telecopy No.: (303) 546-7603

                         with a copy to:

                         Willkie Farr & Gallagher
                         787 Seventh Avenue
                         New York, New York 10019
                         Attention: Peter H. Jakes, Esq.
                         Telecopy No.: (212) 728-8111

                         if to either Parent or Sub, to it at:

                         Gilead Sciences, Inc
                         333 Lakeside Drive
                         Foster City, CA 94404
                         Attn:  General Counsel

                         Telecopy No. : (650) 522-5622

                         with a copy to:

                         Cooley Godward LLP
                         Five Palo Alto Square
                         3000 E1 Camino Real
                         Palo Alto, CA 94306-2155
                         Attention:  Richard E. Climan, Esq.
                                     Keith A. Flaum, Esq.
                         Telecopy No.:  (650) 857-0663

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third business day (fifth business day, if mailed outside the country of the recipient) after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

          (c) ENTIRE AGREEMENT. This Option Agreement and the other documents referred to herein or delivered pursuant hereto collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior agreements and understandings, oral and written, with respect thereto.

          (d) BINDING EFFECT; BENEFIT; ASSIGNMENT. This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, but neither this Option Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Notwithstanding anything contained in this Option Agreement to the contrary, nothing in this Option Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Option Agreement.

          (e) AMENDMENT AND MODIFICATION. Subject to applicable law, this Option Agreement may be amended, modified and supplemented, or provisions hereof waived, in writing by the parties hereto in any and all respects before the Termination Date, by action taken by the respective Boards of Directors of the Company or the Grantee or by the respective officers authorized by such Boards of Directors. This Option Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          (f) FURTHER ACTIONS. Each of the parties hereto agrees that, subject to its legal obligations, it will use its reasonable efforts to do all things reasonably necessary to consummate the transactions contemplated hereby.

          (g) HEADINGS. The descriptive headings of the several Sections of this Option Agreement are inserted for convenience only, do not constitute a part of this Option Agreement and shall not affect in any way the meaning or interpretation of this Option Agreement.

          (h) COUNTERPARTS. This Option Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          (i) APPLICABLE LAW. This Option Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

          (j) SEVERABILITY. If any term, provision, covenant or restriction contained in this Option Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Option Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (k) ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Option Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Option Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

          (l) SUBMISSION TO JURISDICTION. With respect to any suit, action or proceeding initiated by a party to this Option Agreement arising out of, under or in connection with this Option Agreement, the Company and the Grantee each hereby submit to the non-exclusive jurisdiction of any state or federal court sitting in the State of Delaware and irrevocably waive, to the fullest extent permitted by law, any objection that they may now have or hereafter obtain to the laying of venue in any such court in any such suit, action or proceeding.

          (m) ATTORNEYS' FEES. If any suit, action or proceeding relating to this Option Agreement or the enforcement of any provision of this Option Agreement is brought against the Company, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

          (n) NON-EXCLUSIVITY. The rights and remedies of the Grantee under this Option Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Grantee under this Option Agreement, and the obligations and liabilities of the Company under this Option Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. The covenants and obligations of the Company set forth in this Option Agreement shall be construed as independent of any other agreement or arrangement between the Company, on the one hand, and the Grantee, on the other. The existence of any claim or cause of action by the Company against the Grantee shall not constitute a defense to the enforcement of any of such covenants or obligations against the Company.

          IN WITNESS WHEREOF, the Company and the Grantee have caused this Option Agreement to be signed by their respective officers thereupon duly authorized, all as of the day and year first written above.



                              GILEAD SCIENCES, INC.:

                              By: /s/ Mark L. Perry
                                 -----------------------------
                              Name: Mark L. Perry
                                   ---------------------------
                              Title: Senior Vice President and
                                     Chief Financial Officer
                                    --------------------------

                              NEXSTAR PHARMACEUTICALS, INC.:

                              By: /s/ Michael E. Hart
                                 -----------------------------
                              Name: Michael E. Hart
                                   ---------------------------
                              Title: Vice President and
                                     Chief Financial Officer
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